Exhibit 14.3
Consent of Pincock, Allen & Holt, a division of Runge Inc.
Exhibit To
Form 20-F

March 2, 2007

Silver Standard Resources Inc.
Suite 1180, 999 West Hastings Street
Vancouver, BC
Canada V6C 2W2

Dear Sirs:

Re:	Report on the Shafter Project, Texas.

Pincock, Allen & Holt, a division of Runge Inc.:

•
has reviewed the summary of the estimate of resources at the Shafter Project in Texas included in the Form 20-F for the year ended December 31, 2006 of Silver Standard Resources Inc. (“Silver Standard”) to be filed with the Securities and Exchange Commission in the United States and with the Canadian Securities Administrators in Canada;

•	confirms that the summary of the estimate of resources concurs with the estimate contained in our report prepared for the Shafter Project in Texas;

•	consents to being referenced in the Form 20-F for the year ended December 31, 2006 of Silver Standard; and

•	consents to this consent being filed as an Exhibit to the Form 20-F for the year ended December 31, 2006 of Silver Standard.

Yours Sincerely,

Pincock, Allen & Holt

/s/ Richard J. Lambert
Richard J. Lambert V.P. of Mine Engineering and Geological Services